EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, as directors of SpatiaLight, Inc., hereby constitutes and appoints David F. Hakala as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended December 31, 2006 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, a Form 12b-25 with the Securities and Exchange Commission, granting to said attorney-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or substitutes may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 15th day of March 2007.

Signature	Title

/s/ DAVID F. HAKALA	Chairman of the Board of Directors
David F. Hakala

/s/ROBERT C. MUNRO Robert C. Munro	Director

/s/CLAUDE PIAGET Claude Piaget	Director

/s/JERILYN KESSEL Jerilyn Kessel	Director

/s/HERBERT EHRENTHAL Herbert Ehrenthal	Director

96